Exhibit 10(q)
GE Supplementary
Pension Plan

(Effective January 1, 2005)

Section I.
Eligible Employees

Each Employee who is assigned to the GE Executive or higher Career Band (or a position of equivalent responsibility as determined by the Pension Board), who has five or more years of Pension Qualification Service and who is a participant in the GE Pension Plan shall be eligible to participate, and shall participate, in this Supplementary Pension Plan to the extent of the benefits provided herein, provided that:

(a) the foregoing shall not apply to an Employee of a Company other than General Electric Company which has not agreed to bear the cost of this Plan with respect to its Employees, and

(b)
except as provided in Section V, an Employee who retires under the optional retirement provisions of the GE Pension Plan before the first day of the month following attainment of age 60, or an Employee who leaves the Service of the Company before attainment of age 60, shall not be eligible for a Supplementary Pension under this Plan.

An employee of any other company who participates in the GE Pension Plan, though the employing company does not participate in the GE Pension Plan, shall be eligible for benefits under this Plan, provided that such employee meets the job position requirement specified above, and the employee’s participation in the Supplementary Pension Plan is accepted by the Pension Board.

An Employee who was eligible to participate in this Plan by virtue of his assigned position level or position of equivalent responsibility throughout any consecutive three years of the fifteen year period ending on the last day of the month preceding his termination of Service date for retirement and who meets the other requirements specified in this Section shall be eligible for the benefits provided herein even though he does not meet the eligibility requirements on the date his Service terminates.

The Chief Executive Officer of General Electric Company, or his delegate, may approve the continued participation in the Plan of an individual who is localized outside the United States as an employee of the Company or an Affiliate and who otherwise meets all of the eligibility conditions set forth herein during such localization. The designated individual’s service and pay while localized, with appropriate offsets for local country benefits, shall be counted in calculating his Supplementary Pension. Such calculation and the individual’s entitlement to any benefits herein shall be determined consistent with the principles of the Plan as they apply to participants who are not localized, provided that the Chief Executive Officer, or his delegate, may direct such other treatment, if any, as he deems appropriate.

(1)

Section II.
Definitions

(a)
Annual Estimated Social Security Benefit - The Annual Estimated Social Security Benefit shall mean the annual equivalent of the maximum possible Primary Insurance Amount payable, after reduction for early retirement, as an old-age benefit to an employee who retired at age 62 on January 1st of the calendar year in which occurred the Employee’s actual date of retirement or death, whichever is earlier; provided, however, that in the case of an Employee who is a New Plan Participant on the date of his termination of Service, age 65 shall be substituted for age 62 above. Such Annual Estimated Social Security Benefit shall be determined by the Company in accordance with the Federal Social Security Act in effect at the end of the calendar year immediately preceding such January 1st.

For determinations which become effective on or after January 1, 1978, if an Employee has less than 35 years of Pension Benefit Service, the Annual Estimated Social Security Benefit shall be the amount determined under the first paragraph of this definition hereof multiplied by a factor, the numerator of which shall be the number of years of the Employee’s Pension Benefit Service to his date of retirement or death, whichever is earlier, and the denominator of which shall be 35.

The Annual Estimated Social Security Benefit as so determined shall be adjusted to include any social security, severance or similar benefit provided under foreign law or regulation as the Pension Board may prescribe.

(b)
Annual Pension Payable under the GE Pension Plan - The Annual Pension Payable under the GE Pension Plan shall mean the sum of (1) the total annual past service annuity, future service annuity and Personal Pension Account Annuity deemed to be credited to the Employee as of his date of retirement or death, whichever is earlier, plus any additional annual amount required to provide the minimum pension under the GE Pension Plan and (2) any annual pension (or the annual pension equivalent of other forms of payment) payable under any other pension plan, policy, contract, or government program attributable to periods for which Pension Benefit Service is granted by the Chairman of the Board or the Pension Board or is credited by the GE Pension Plan provided the Pension Board determines such annual pension shall be deductible from the benefit payable under this Plan. All such amounts shall be determined before application of any reduction factors for optional or disability retirement, for election of any optional form of Pension at retirement, a qualified domestic relations order(s), if any, or in connection with any other adjustment made pursuant to the GE Pension Plan or any other pension plan.

For the purposes of this paragraph, the Employee’s Annual Pension Payable under the GE Pension Plan shall include the Personal Pension Account Annuity deemed payable to the Employee or the Employee’s spouse on the date of the Employee’s retirement or death as the case may be, regardless of whether such annuity commenced on such date.

(c)
Annual Retirement Income - For Employees who retire on or after July 1, 1988, or who die in active Service on or after such date, an Employee’s Annual Retirement Income shall mean the amount determined by multiplying 1.75% of the Employee’s Average Annual Compensation by the number of years of Pension Benefit Service completed by the Employee at the date of his retirement or death, whichever is earlier.

(2)

(d)
Average Annual Compensation - Average Annual Compensation means one-third of the Employee’s Compensation for the highest 36 consecutive months during the last 120 completed months before his date of retirement or death, whichever is earlier. In computing an Employee’s Average Annual Compensation, his normal straight-time earnings shall be substituted for his actual Compensation for any month in which such normal straight-time earnings are greater. The Pension Board shall specify the basis for determining any Employee’s Compensation for any portion of the 120 completed months used to compute the Employee’s Average Annual Compensation during which the Employee was not employed by an Employer participating in this Plan.

(e)
Compensation - For periods after December 31, 1969 “Compensation” for the purposes of this Plan shall mean with respect to the period in question salary (including any deferred salary approved by the Pension Board as compensation for purposes of this Plan) plus:

(1)
for persons then eligible for Incentive Compensation, the total amount of any Incentive Compensation earned except to the extent such Incentive Compensation is excluded by the Board of Directors or a committee thereof;

(2)
for persons who would then have been eligible for Incentive Compensation if they had not been participants in a Sales Commission Plan or other variable compensation plan, the total amount of sales commissions (or other variable compensation earned);

	(3)	for all other persons, the sales commissions and other variable compensation earned by them but only to the extent such earnings were then included under the GE Pension Plan;

plus any amounts (other than salary and those mentioned in clauses (1) through (3) above) which were then included as Compensation under the GE Pension Plan except any amounts which the Pension Board may exclude from the computation of “Compensation” and subject to the powers of the Committee under Section IX hereof.

For periods before January 1, 1970, “Compensation” for the purposes of this Plan has the same meaning as under the GE Pension Plan applying the rules in effect during such periods.

The definition set forth in this paragraph (e) shall apply to the calculation of any and all Supplementary Pension benefits payable on and after January 1, 1976. All such payments made prior to January 1, 1976 shall be determined in accordance with the terms of the Plan in effect prior to such date.

(f)
Officers - Officers shall mean the Chairman of the Board, the Vice Chairmen, the President, the Vice Presidents, Officer Equivalents and such other Employees as the Committee referred to in Section IX hereof may designate.

(g)
Pension Benefit Service - Pension Benefit Service shall have the same meaning herein as in the GE Pension Plan except that for periods before January 1, 1976 the term Credited Service as a full-time Employee shall also include all Service credited under the GE Pension Plan to such Employee for any period during which he was a full-time Employee for purposes of such GE Pension Plan.

Pension Benefit Service shall also include:

	(1)	any period of Service with the Company or an Affiliate as the Pension Board may otherwise provide by rules and regulations issued with respect to this Plan, and,

(3)

	(2)	any period of service with another employer as may be approved from time to time by the Chairman of the Board but only to the extent that any conditions specified in such approval have been met.

(h)
Pension Qualification Service - Pension Qualification Service shall have the same meaning herein as in the GE Pension Plan except that for periods before January 1, 1976 the term Credited Service used in determining such Pension Qualification Service shall mean only Service for which an Employee is credited with a past service annuity or a future service annuity under the GE Pension Plan (plus his first year of Service where such year is recognized as additional Credited Service under that Plan), except as the Pension Board may otherwise provide by rules and regulations issued with respect to this Plan.

All other terms used in this Plan which are defined in the GE Pension Plan shall have the same meanings herein as therein, unless otherwise expressly provided in this Plan.

Section III.
Amount of Supplementary Pension at or After Normal Retirement

(a)
The annual Supplementary Pension payable to an eligible Employee who retires on or after his normal retirement date under the GE Pension Plan shall be equal to the excess, if any, of the Employee’s Annual Retirement Income, over the sum of:

	(1)	the Employee’s Annual Pension Payable under the GE Pension Plan;

	(2)	1/2 of the Employee’s Annual Estimated Social Security Benefit;

	(3)	the Employee’s annual excess benefit, if any, payable under the GE Excess Benefit Plan; and

	(4)	The Employee’s annual benefit, if any, payable under the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

Such Supplementary Pension shall be subject to the limitations specified in Section IX.

(b)
Notwithstanding Section X.(a), the Supplementary Pension of an Employee who continues in the Service of the Company or an Affiliate after his normal retirement date shall not commence before his actual retirement date following termination of Service, regardless of whether such Employee has attained age 70-1/2 and commenced receiving his pension under the GE Pension Plan.

(4)

Section IV.
Amount of Supplementary Pension at Optional or Disability Retirement

(a)
The annual Supplementary Pension payable to an eligible Employee who, following attainment of age 60, retires on an optional retirement date under Section V.1. of the GE Pension Plan shall be computed in the manner provided by Section III(a) (for an Employee retiring on his normal retirement date) but taking into account only Pension Benefit Service and Average Annual Compensation to the actual date of optional retirement. Such Supplementary Pension shall be subject to the limitations specified in Section IX. In the event such Employee is a New Plan Participant on the date of his termination of Service, such Supplementary Pension, as so limited, shall be reduced to reflect commencement before his normal retirement date by applying the methodology provided under Section V.3. of the GE Pension Plan. Consistent with the foregoing, such reduction shall equal 5/12% for each month from such Employee’s optional retirement date to his normal retirement date. Said reduction shall not be imposed, however, in the event such Employee terminates from the Service of the Company on or after (1) attainment of at least age 62 and (2) completion of at least 25 years of Pension Qualification Service under the GE Pension Plan.

(b)
The annual Supplementary Pension payable to an eligible Employee who retires on a Disability Pension under Section VII of the GE Pension Plan shall first be computed in the manner provided by Section III(a) (for an Employee retiring on his normal retirement date) taking into account only Pension Benefit Service and Average Annual Compensation to the actual date of disability retirement. Such Supplementary Pension shall be subject to the limitations specified in Section IX. Such Supplementary Pension, as so limited, shall be reduced to reflect commencement before the Employee’s earliest optional retirement age by applying the methodology provided under Section VII.3. of the GE Pension Plan.

If the Disability Pension payable to the Employee under the GE Pension Plan is discontinued thereunder as a result of the cessation of the Employee’s disability prior to the attainment of age 60 or otherwise, the Supplementary Pension provided under this Section IV shall also be discontinued.

Section V.
Special Benefit Protection for Certain Employees

(a)
A former Employee whose Service with the Company is terminated on or after June 27, 1988, before attainment of age 60 and after completion of 25 or more years of Pension Qualification Service who does not withdraw his contributions from the GE Pension Plan before retirement and who meets one of the following conditions shall be eligible for a Supplementary Pension under this Plan commencing upon his retirement under the GE Pension Plan following attainment of age 60:

	(1)	The Employee’s Service is terminated because of a Plant Closing.

(2)
The Employee’s Service is terminated for transfer to a Successor Employer. The conditions of this paragraph (2) shall not be satisfied, however, if the transferred Employee retires under the GE Pension Plan before July 1, 2000 and prior to the later of (A) his termination of service with the Successor Employer and (B) the first of the month following attainment of age 60.

	(3)	The Employee’s Service terminated after one year on layoff with protected service.

Effective July 1, 1994 and regardless of whether the Employee terminated Service on, before or after such date, for purposes of this Section V(a) and any other provision of this Plan, a former Employee will be deemed to have withdrawn his contributions from the GE Pension Plan at such time the payment of benefits attributable to such contributions commences, regardless of whether such contributions are paid in the form of a lump sum or an annuity.

(5)

(b)
The Supplementary Pension, if any, for Employees who meet the conditions in Section V(a) shall be calculated in accordance with the provisions of Section IV(a), including the imposition of the reduction described therein to reflect a commencement date occurring before normal retirement date in the case of Employees who are New Plan Participants on the date of their termination of Service. For purposes of making this calculation, the Employee’s: (1) Pension Benefit Service to the Service termination date shall be considered; (2) Average Annual Compensation shall be based on the last 120 completed months before such Service termination date; and (3) Annual Estimated Social Security Benefit shall be determined as though the Employee’s retirement date was such Service termination date.

(c)
No Supplementary Pension shall be payable to any former Employee who elects to accelerate the commencement of his pension under the GE Pension Plan under Section X1.4.b.(iii) therein, nor shall any death or survivor benefits be payable hereunder with respect to such an Employee.

Section VI.
Survivor Benefits

If a survivor benefit applies with respect to the past and future service annuity portion of an Employee’s pension under the GE Pension Plan, such survivor benefit shall automatically apply to any Supplementary Pension for which he may be eligible under this Plan. His Supplementary Pension shall be adjusted and paid in the same manner as such pension payable under the GE Pension Plan is adjusted and paid on account of such survivor benefit.

Section VII.
Payments Upon Death

If an eligible Employee dies in active Service, or following retirement on a Supplementary Pension, or if a former Employee entitled to a Supplementary Pension pursuant to Section V dies prior to such retirement, and a death benefit (other than a return of Employee contributions with interest including an Employee’s Personal and Voluntary Pension Accounts) is payable to the beneficiary or Surviving Spouse of such Employee under the GE Pension Plan, a death benefit shall also be payable to the beneficiary or Surviving Spouse under this Supplementary Pension Plan. Any such death benefit payable under this Plan shall be computed and paid in the same manner as the death benefit payable under the GE Pension Plan but shall be based on the Supplementary Pension payable under this Plan.

Section VIII.
Employees Retired Before July 1, 1973

[Reserved-See Section VIII of this Plan prior to this reservation.]

Section IX.
Limitation on Benefits

(a) Notwithstanding any provision of this Plan to the contrary, if the sum of:

(1) the Supplementary Pension otherwise payable to an Employee hereunder;

(2) the Employee’s Annual Pension Payable under the GE Pension Plan;

(3) 100% of the Annual Estimated Social Security Benefit but before any adjustment for less than 35 years of Pension Benefit Service;

(6)

	(4)	the Employee’s annual excess benefit, if any, payable under the GE Excess Benefit Plan; and

	(5)	The Employee’s annual benefit, if any, payable under the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan;

exceeds 60% of his Average Annual Compensation (with such Supplementary Pension and the amounts set forth in (2), (4) and (5) above determined before imposition of any applicable reduction factor or adjustment for optional or disability retirement, a survivor benefit or otherwise), such Supplementary Pension (as so determined) shall be reduced by the amount of the excess. Any further reductions or adjustments prescribed herein, including those applicable to Employees who are New Plan Participants on the date of their termination of Service, shall be applied against such reduced Supplementary Pension.

(b)
Notwithstanding any provision in this Plan to the contrary, the amount of Supplementary Pension and any death or survivor benefit payable to or on behalf of any Employee who is or was an Officer shall be determined in accordance with such general rules and regulations as may be adopted by a Committee appointed by the Board of Directors for such purpose, subject to the limitation that any such Supplementary Pension or death benefit may not exceed the amount which would be payable hereunder in the absence of such rules and regulations.

Section X
Payment of benefits

(a)
Payment of Supplementary Pensions provided for herein shall be in the same form and commence as of the same date as distribution is made pursuant to the Participant’s election under the GE Pension Plan. Consistent with the foregoing, Supplementary Pensions shall be payable in monthly installments, each equal to 1/12th of the annual amount determined under the applicable Section. In addition, the provisions of the GE Pension Plan with respect to the following shall apply to amounts payable under this Plan:

	(1)	The dates of first and last payment of any Pension.

	(2)	Treatment of amounts payable to a missing person.

In no event shall the accelerated payment option of Section XI.4.b.(iii) of the GE Pension Plan apply with respect to this Plan.

(b)
If an Employee’s Pension under the GE Pension Plan is suspended for any month in accordance with the re-employment provisions of that Plan (or would be suspended if he had such a Pension), the Employee’s Supplementary Pension for that month shall be suspended under this Plan. In addition, the re-employment provisions of the GE Pension Plan with respect to the computation of benefits payable upon retirement at the end of the period of re-employment, including the application of any reduction factors for New Plan Participants under Section XXI.1.c.(ii) of the GE Pension Plan, shall apply to amounts payable under this Plan.

(c)
An Employee’s beneficiary for the purposes of this Plan shall be the beneficiary designated by him under the GE Pension Plan, except in those instances where a separate beneficiary designation is in effect under this Plan. The provisions of the GE Pension Plan with respect to the designation or selection of a beneficiary shall apply to the designation or selection of a beneficiary under this Plan, except that the requirement of the Spouse’s Consent to the designation or selection of a beneficiary by the Employee shall not apply.

(7)

Section XI.
Administration

(a)
This Plan shall be administered by the Pension Board, which shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve in its sole and absolute discretion any and all questions or claims, including interpretations of this Plan, as may arise in connection with this Plan.

(b)
In the administration of this Plan, the Pension Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may also serve as counsel to the Company.

(c)
The decision or action of the Pension Board in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan or making any claim hereunder.

Section XII.
Termination, Suspension or Amendment

The Board of Directors may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no such termination, suspension or amendment shall adversely affect (a) the benefits of any Employee who retired under the Plan prior to the date of such termination, suspension or amendment or (b) the right of any then current Employee to receive upon retirement, or of his or her Surviving Spouse or beneficiary to receive upon such Employee’s death, the amount as a Supplementary Pension or death benefit, as the case may be, to which such person would have been entitled under this Plan computed to the date of such termination, suspension or amendment, taking into account the Employee’s Pension Benefit Service and Average Annual Compensation calculated as of the date of such termination, suspension or amendment.

Section XIII.
Adjustments in Supplementary Pension Following Retirement

(a)
Effective January 1, 1975, the amount of Supplementary Pension then payable to any Employee who retired before January 1, 1975 shall be reduced by the amount of any increase which becomes effective January 1, 1975 in the Pension payable under the GE Pension Plan to such Employee.

(b)
If the Pension payable under the GE Pension Plan to any Employee is increased following his retirement which increase becomes effective after January 1, 1975, the amount of the Supplementary Pension thereafter payable to such Employee under this Supplementary Pension Plan shall be determined by the Board of Directors.

(c)
Effective November 1, 1977, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased in accordance with paragraphs 25 (a), (b) or (c) of Section XIV of that Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after November 1, 1977 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(8)

(d)
Effective May 1, 1979, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraphs 26 (a), (b) or (c) of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraphs except for the fact that such pensioner or Surviving Spouse received a lump-sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after May 1, 1979 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(e)
If the Pension benefit or Service credits under the GE Pension Plan are increased for a retired employee in accordance with paragraph 27 or 28 of Section XIV of that Plan, or in accordance with the opportunity made available under that Plan effective January 1, 1980 to make up Employee contributions plus interest for periods during which the Employee was otherwise eligible but failed to participate because of late enrollment or voluntary suspension, the Supplementary Pension payable to the Employee under this Plan shall be recalculated to take any such increase into account. For this purpose, Section III of this Plan as amended effective July 1, 1979 shall apply. Any change in the Employee’s Supplementary Pension shall take effect on the same date as the corresponding change under the GE Pension Plan.

(f)
Effective February 1, 1981, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraphs 29 (a), (b) or (c) of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraphs except for the fact that such pensioner or Surviving Spouse received a lump sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after February 1, 1981 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(g)
Effective January 1, 1983, if the benefit payable to a pensioner under the GE Pension Plan is increased in accordance with paragraph 30 of Section XIV of that Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding change under the GE Pension Plan.

(h)
Effective December 1, 1984, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraph 32 (a), (b) or (c) of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraphs except for the fact that such pensioner or Surviving Spouse received a lump-sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after December 1, 1984, shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(i)
Effective July 1, 1985, if the benefit payable to a pensioner under the GE Pension Plan is increased in accordance with paragraph 34 of Section XIV of that Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding change under the GE Pension Plan.

(9)

(j)
Effective January 1, 1988, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraph 35 of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraph except for the fact that such pensioner or Surviving Spouse received a lump sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after January 1, 1988 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(k)
Effective July 1, 1988, if the benefit payable to a pensioner under the GE Pension Plan or the GE Excess Benefit Plan is increased as a result of paragraph 36 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan or GE Excess Benefit Plan.

(l)
Effective July 1, 1991, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraph 37 of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraph except for the fact that such pensioner or Surviving Spouse received a lump sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after January 1, 1991 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(m)
Effective December 1, 1991, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 38 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(n)
Effective December 1, 1994, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 39 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(o)
Effective November 1, 1996, if the benefit payable under the GE Pension Plan or the GE Excess Benefit Plan is increased as a result of paragraph 47, 48 or 49 of Section XIV of the GE Pension Plan, said increase shall be disregarded for purposes of calculating the amount payable under this Plan.

(10)

(p)
Effective December 1, 1997, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 51 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(q)
Effective May 1, 2000, if the benefit payable under the GE Pension Plan or the GE Excess Benefit Plan is increased as a result of paragraph 54, 55 or 56 of Section XIV of the GE Pension Plan, said increase shall be disregarded for purposes of calculating the amount payable under this Plan.

(r)
Effective December 1, 2000, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 58 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(s)
Effective December 1, 2003, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 67 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

Section XIV.
General Conditions

(a)
No interest of an Employee, retired employee (whether retired before or after July 1, 1973), Surviving Spouse or beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through an Employee, retired employee, Surviving Spouse or beneficiary. If any attempt is made to alienate, pledge or charge any such interest or any such benefit for any debt, liabilities in tort or contract, or otherwise, of any Employee, retired employee, Surviving Spouse, or beneficiary, contrary to the prohibitions of the preceding sentence, then the Pension Board in its discretion may suspend or forfeit the interests of such person and during the period of such suspension, or in case of forfeiture, the Pension Board shall hold such interest for the benefit of, or shall make the benefit payments to which such person would otherwise be entitled to the designated beneficiary or to some member of such Employee’s, retired employee’s, Surviving Spouse’s or beneficiary’s family to be selected in the discretion of the Pension Board. Similarly, in cases of misconduct, incapacity or disability, the Pension Board, in its sole discretion, may make payments to some member of the family of any of the foregoing to be selected by it or to whomsoever it may determine is best fitted to receive or administer such payments.

(11)

(b)
No Employee and no other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the Service of his employer. The right and power of the Company to dismiss or discharge any Employee is expressly reserved.

(c)	Except to the extent that the same are governed by the Act, the law of the State of New York shall govern the construction and administration of this Plan.

(d)
The rights under this Plan of an Employee who leaves the Service of the Company at any time and the rights of anyone entitled to receive any payments under the Plan by reason of the death of such Employee, shall be governed by the provisions of the Plan in effect on the date such Employee leaves the Service of the Company, except as otherwise specifically provided in this Plan.

(e)
The reductions with respect to New Plan Participants otherwise imposed under any provision of this Plan to reflect commencement of the Supplementary Pension and any death or survivor benefits attributable thereto before the normal retirement date may be modified in accordance with rules adopted by the Pension Board in cases where the Employee’s Service consists both of work performed as a New Plan Participant and work performed in another capacity. Any such rules, if applicable, shall be designed in such manner that such reductions only apply with respect to the portion of such benefits attributable to Service performed as a New Plan Participant. For this purpose, the Pension Board shall specify the manner in which any such portion shall be determined, including (1) the effective date of a change in employment status, (2) the treatment of Compensation paid after such effective date which relates to Service occurring before such effective date, (3) the treatment of benefits attributable to qualifying absences described in Section XXIV.9 of the GE Pension Plan covered by the Military Act and (4) the calculation of the Annual Estimated Social Security Benefit.

(12)